UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2006

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Penn Avenue South
Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  The Board of Directors of Best Buy Co., Inc. has appointed James E. Press as a Class 2 director, effective December 20, 2006. Mr. Press is the president of Toyota Motor North America.

Mr. Press will serve on one or more committees of the registrant’s Board of Directors. Committee assignments are expected to be made at the next regular meeting of the Board of Directors, scheduled to be held in April 2007. Once determined, the committee assignment(s) will be disclosed by the registrant in a Current Report on Form 8-K.

The information required under Item 404(a) of Regulation S-K regarding certain relationships and related transactions between the registrant and Mr. Press had not been determined or was unavailable at the time of filing this Current Report on Form 8-K. Once determined, the information to be disclosed, if any, will be reported in a Current Report on Form 8-K.

Mr. Press was identified and recommended to the registrant’s Board of Directors by an independent third party search firm. There are no arrangements or understandings pursuant to which Mr. Press was selected as a director.

The registrant’s shareholders will be asked to ratify the appointment of Mr. Press to its Board of Directors when next convened for a meeting.

A news release announcing the appointment was issued on December 20, 2006, and is attached as Exhibit No. 99 to this Current Report on Form 8-K. Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99

News release issued December 20, 2006. Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: December 22, 2006	By:	/s/ Susan S. Grafton
Susan S. Grafton
Vice President, Controller and Chief Accounting Officer